UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2021

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value, $0.001 per share	NWBO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Change in Registrants Accountant

On January 20, 2021 (the “Effective Date”), the Audit Committee of Northwest Biotherapeudics, Inc. (the “Company”) approved and engaged Cherry Bekaert LLP (“Cherry”) as the Company’s new independent registered public accounting firm, subject to the completion of its standard client acceptance procedures. On January 21, 2021, the Company ended its engagement of Marcum LLP (“Marcum”). The Company’s decision was intended to lower its audit and audit related expenses.

The reports of Marcum on the financial statements of the Company for the years ended December 31, 2019 and 2018 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except with respect to the following: a change in the Company’s method of accounting for leases in 2019 due to the adoption of ASC 842, three material weaknesses in internal controls in the 2018 Form 10-K, all of which were confirmed as remediated and resolved in the 2019 Form 10-K (one of which related to information technology policies and procedures, one of which related to procedures for management review of accounting memos, monthly closings and certain contracts, and one of which related to certain documentation of internal controls), a material weakness in internal controls related to evaluation under ASC 740 and documentation of our evaluation of a contingency for a potential German tax assessment in the 2019 Form 10-K/A, and a qualification as to the Company’s ability to continue as a going concern, as in other years.

In connection with Marcum’s audits of 2019 and 2018, and their reviews of the Company’s financial statements through the Effective Date, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused them to make reference thereto in their reports on the financial statements.

The Company has furnished to Marcum the statements made in this Item 4.01. Attached as Exhibit 16.1 to this Form 8-K is Marcum’s letter to the Securities and Exchange Commission, dated January 25, 2021, regarding these statements.

During the two most recent fiscal years and through the Effective Date of this current report, the Company has not consulted with Cherry on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in each case where a written report was provided or oral advice was provided that Cherry concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Marcum LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: January 26, 2021	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman